UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2010
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On August 31, 2010, Mr. Stewart Halpern indicated his intention to resign as Chief Financial Officer of Mad Catz Interactive, Inc. and its subsidiaries (collectively, the “Company”) to pursue other interests. Mr. Halpern has agreed to assist the Company in the transition until September 30, 2010.
     In connection with Mr. Halpern’s departure, the Company and Mr. Halpern entered into a Separation Agreement and General Release of All Claims, dated September 2, 2010 (the “Separation Agreement”), pursuant to which Mr. Halpern will receive a compensation package equal to $289,460.10 (“Separation Pay”) and continuation of health and dental benefits through March 2011. The Separation Agreement provides that Mr. Halpern will receive the Separation Pay in bi-weekly amounts consistent with the Company’s regular payroll practices until February 28, 2011, with the remainder being paid in a lump sum on or before March 15, 2011. The Separation Agreement also contains a general release and waiver as a condition of receiving the payments and benefits provided in the Separation Agreement.
     On September 1, 2010, the Company’s Board of Directors appointed Allyson Vanderford as Interim Chief Financial Officer. Ms. Vanderford, 42, joined the Company in December 2008 as Corporate Controller. Prior to joining the Company, Ms. Vanderford was Senior Vice President of Finance at Intralinks, Inc. from December 2006 through November 2008, and Chief Financial Officer of Merisel Inc. from April 2005 through May 2006. She also held various other finance-related positions at Merisel, Inc. beginning in April 1998. From 1995 to 1998, Ms. Vanderford was employed by the auditing firm of Deloitte & Touche, LLP, where she held the positions of staff accountant and senior accountant. There is no arrangement or understanding between Ms. Vanderford and any other person, pursuant to which Ms. Vanderford was appointed the Company’s Interim Chief Financial Officer. Ms. Vanderford is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
     On September 2, 2010, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding Mr. Halpern’s resignation and the appointment of Ms. Vanderford as Interim Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

99.1	Press Release, dated September 2, 2010, issued by Mad Catz Interactive, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	MAD CATZ INTERACTIVE, INC.
	By:	/s/ Allyson Vanderford
		Name:	Allyson Vanderford
Its: Interim Chief Financial Officer